EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Phyhealth Corporation of our report dated May 27, 2009 on the consolidated financial statements of Physicians Healthcare Management Group, Inc. as of December 31, 2008 and 2007 and for the years ended December 31, 2008 and 2007 and the period from February 14, 2005 (“Inception”) to December 31, 2008 and to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
November 11, 2009